CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-31450, 333-86951, 33-86930, 33-90392, 33-96620, 33-97490,
333-15519 and 333-55989), and in the Registration Statements (Form S-8 Nos. 333-94999, 333-92885, 333-87039, 33-41027, 33-80988, 333-13387, 33-80992,
33-94790, 333-13359,  333-34671,  333-13357, 333-55983 and 333-55991) pertaining to the 1991 Employee Stock Purchase Plan, the 1994 Incentive Stock Plan, the PMC-Sierra, Inc. (Portland) 1996 Stock Option Plan of PMC-Sierra, Inc. (formerly Sierra Semiconductor Corporation), 1998 PMC-Sierra (Maryland), Inc. Stock Option Plan and Abrizio Inc. 1997 Stock Option Plan and in the related Prospectuses, of our report dated January 17, 2000, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. (formerly Sierra Semiconductor Corporation) included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

Vancouver, B.C.
March 30, 2000